EXHIBIT 10.2

                               FIRST AMENDMENT TO

                          EXCLUSIVE LICENSEE AGREEMENT

         THIS FIRST AMENDMENT TO EXCLUSIVE LICENSEE AGREEMENT (the "First Amendment") is made and entered into effective as of the ___ day of May, 2006, by and between PORTAGY CORP., a Delaware corporation (the "Company"), and BAVLI GROUP INTERNATIONAL, INC., a Delaware corporation ("Bavli").

         WHEREAS, the Company and Bavli entered into that certain Exclusive Licensee Agreement made and entered into as of December 16, 2005 (the "Agreement"); and

         WHEREAS, the Company and Bavli desire to amend the Agreement as hereinafter provided.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. RECITATIONS. The Company and Bavli acknowledge and agree that the recitations set forth above are true and correct and are incorporated herein by reference.

         2. AGREEMENT BEING AMENDED. The agreement being amended by this First Amendment is that certain Exclusive Licensee Agreement dated effective as of December 16, 2005 entered into by and between the Company and Bavli, which is incorporated herein by reference.

         3.       AMENDMENTS. The Agreement is hereby amended as follows:

                  (a) Exhibit A. "Exhibit A" of the Agreement shall be replaced with Exhibit A attached hereto.

                  (b) Exhibit B. "Exhibit B" of the Agreement shall be replaced with Exhibit B attached hereto.

                  (c) Exhibit C. "Exhibit C" of the Agreement shall be deleted in its entirety and replaced by a new Exhibit C attached to this First Amendment.

                  (d) Exhibit D. "Exhibit D" of the Agreement shall be deleted in its entirety.

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                  (e) Section 1. Section 1 of the Agreement shall be deleted in its entirety and the following inserted in lieu thereof:

                           1.       EXCLUSIVE SALES RIGHTS.

                           Subject to the terms and conditions of this
                  Agreement, the Company grants to Bavli, and Bavli hereby accepts, the exclusive right to sell those certain products set forth on Exhibit A hereto (the "Products") in the territory set forth on Exhibit B hereto (the "Territory"). No right, title or interest is granted, whether express or implied, by the Company to Bavli relating to the right to sell any of the other products of the Company or to sell the Products anywhere other than in the Territory.

                  F. Section 2. Section 2 of the Agreement shall be deleted in its entirety and the following inserted in lieu thereof:

                           2.       COMPENSATION

                           A. Commission. For the first two years of the Term,
                  for services provided hereunder, the Company shall pay Bavli an amount equal to two percent (2%) of the Net Sales. "Net Sales" means gross revenue from the sale of Products in the Territory, less any discounts, returns and rebates and/or price adjustments. For the last four years of the Term, the Company shall pay Bavli an amount equal to two percent (2%) of the Net Sales from the customers listed on Exhibit C.

                           B. Payment. The Company shall submit to Bavli any
                  amount payable to Bavli pursuant to this Section 2 within fifteen (15) days from the end of each month (or the end of the Term if earlier) during which the Company receives payment for the Products.

                  G. Section 3 B. The second sentence of Section 3 B of the Agreement shall be deleted in its entirety.

               H. Section 3 C. The second sentence of Section 3 C of the Agreement shall be deleted in its entirety.

                  I. Section 7. Section 7 of the Agreement shall be deleted in its entirety and the following inserted in lieu thereof:

                           7.       Intentionally Omitted.

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                  J.       Section 12 A. Sections 12 A.iii and iv and Section
12 B of the Agreement shall be deleted in their entirety and the following inserted in lieu thereof:

                           iii. The Company has issued Bavli 400,000 warrants to
                  purchase common stock of the Company at $0.75 per share. In addition, the Company shall issue Bavli 1,400,000 warrants to purchase common stock of the Company at $0.75 per share within seven (7) days of the execution of this First Amendment.

                  K. Section 12 B. Section 12 B of the Agreement shall be deleted in its entirety and the following inserted in lieu thereof:

                           B. In the event of a merger, reorganization or other
                  capital event of the Company, the shares to be issued pursuant to Section 12 A shall be adjusted or converted in the same manner as the shares of other stockholders of the Company are adjusted or converted.

                  L. Section 13. Sections 13 A and B shall be deleted in their entirety and the remaining parts of Section 13 shall be re-lettered accordingly.

                  M.       Section 14 A. The address of the Company set forth in
Section 14A shall be amended as follows:

                                                Portagy Corp.
                                                6319 Olmi Landrith Drive
                                                Alexandria, VA 22307
                                                Attention:  Charles Wiesel

                           with a copy to:      Harris Cramer LLP
                                                1555 Palm Beach Lakes Blvd.
                                                Suite 310
                                                West Palm Beach, FL 33401
                                                Attention: Daryl B. Cramer, Esq.

                  N. Section 14 Q. A new Section 14 Q shall be added to the Agreement as follows:

                           Q. Any controversy, dispute or claim arising out of
                  or relating to this Agreement, or its interpretation, application, implementation, breach or enforcement which the parties are unable to resolve by mutual agreement, shall be settled by submission by either party of the controversy, claim or dispute to binding arbitration in Los Angeles County, California (unless the parties agree in writing to a different


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                  location), before a single arbitrator in accordance with the rules of the American Arbitration Association then in effect. In any such arbitration proceeding the parties agree to provide all discovery deemed necessary by the arbitrator. The decision and award made by the arbitrator shall be final, binding and conclusive on all parties hereto for all purposes, and judgment may be entered thereon in any court having jurisdiction thereof.

         4. CONTINUANCE OF AGREEMENT. Except as specifically modified pursuant to this First Amendment, the Agreement shall remain in full force and effect.


         IN WITNESS WHEREOF, the Company and Bavli have executed this First Amendment effective as of the day and year set forth above.




                                PORTAGY CORP., a Delaware corporation



                                By:_____________________________________________
                                    James Davidson, Authorized Signatory



                                BAVLI GROUP INTERNATIONAL, INC.


                                By: ____________________________________________
                                    Charles Wiesel, Chief Executive Officer


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                                    EXHIBIT A

                                    PRODUCTS

The Products shall include the AES Porta Jump product line and any new or updated versions thereof.


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                                    EXHIBIT B

                                    TERRITORY

                  The Territory all include all territories licensed from AES by the Company.